EXHIBIT 99.1

UNAUDITED PRO FORMA CONSOLIDATED CONDENSED FINANCIAL STATEMENTS

The unaudited pro forma consolidated condensed financial statements presented below consist of the unaudited pro forma consolidated condensed statements of operations for the year ended May 31, 2004, the nine months ended February 29, 2004 and February 28, 2005 and the unaudited pro forma consolidated condensed balance sheet as of February 28, 2005. The unaudited pro forma consolidated condensed financial statements presented below should be read in conjunction with “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the consolidated financial statements and notes thereto included elsewhere in this offering memorandum. The unaudited pro forma consolidated condensed financial statements have been prepared giving effect to the Transactions as if they occurred as of the first day of each period presented for the unaudited pro forma consolidated condensed statements of operations and as of February 28, 2005 for the unaudited pro forma consolidated condensed balance sheet.

In anticipation of our separation from TXI, on June 25, 2005, TXI contributed to our capital all of its subsidiaries that are engaged in its steel business consisting of Chaparral Steel Investments, Inc. and its subsidiaries and Chaparral (Virginia) Inc. In addition, we issued 22,727,000 additional shares of our common stock to TXI and TXI contributed to our capital all but $30 million of indebtedness we owed to TXI. Before the closing of this offering, TXI will contribute all but $25 million of the remaining net intercompany indebtedness and immediately prior to the spin-off, TXI will contribute to our capital any remaining intercompany indebtedness we then owe TXI. On or prior to the closing date of this offering, we will distribute to TXI, in the form of a dividend, approximately $341 million, which we will fund from the net proceeds of the offering and borrowings under our new senior secured revolving credit facility. The transfer of the assets and liabilities to us was recorded at historical cost as a reorganization of entities under common control. Management expects our shares of common stock will be distributed to TXI stockholders in the form of a tax-free dividend to be completed in July 2005. For each share of TXI common stock that a TXI stockholder owns on the record date, such stockholder will receive one share of our common stock. After this distribution we will be an independent entity with publicly traded common stock.

The unaudited pro forma consolidated condensed balance sheet and unaudited pro forma consolidated condensed statements of operations included in this offering memorandum have been derived from our financial statements included elsewhere in this offering memorandum and do not purport to represent what our financial position and results of operations would have been had the distribution and related transactions occurred on the dates indicated or to project our financial performance for any future period.

Chaparral Steel Company

Unaudited Pro Forma Consolidated Condensed Balance Sheet

As of February 28, 2005

(in thousands)

	Historical	Financing and Dividend Pro Forma Adjustments		Subtotal	Spin-off Pro Forma Adjustments		Pro Forma
Assets
Current assets:
Cash	$4,526	$300,000	(a)	$4,526	$—		$4,526
		50,000	(b)
		(9,200	)(c)
		(340,800	)(e)
Accounts receivable—net	117,546	—		117,546	—		117,546
Inventories	244,287	—		244,287	—		244,287
Deferred taxes and prepaid expenses	13,789	—		13,789	—		13,789

Total current assets	380,148	—		380,148	—		380,148

Other assets:
Goodwill	85,166	—		85,166	—		85,166
Investments and deferred charges	5,102	9,200	(c)	14,302	—		14,302

	90,268	9,200		99,468	—		99,468

Property, plant and equipment—net	627,546	—		627,546	—		627,546

Total assets	$1,097,962	$9,200		$1,107,162	$—		$1,107,162

Liabilities and Stockholders’ Equity
Current liabilities:
Trade accounts payable	$52,306	$—		$52,306	$—		$52,306
Payable to affiliates	9,215	—		9,215	(9,215	)(d)	—
Accrued wages, taxes and other liabilities	19,439	—		19,439	—		19,439

Total current liabilities	80,960	—		80,960	(9,215)		71,745

Deferred income taxes and other credits	136,973	—		136,973	—		136,973
Long-term debt	—	300,000	(a)	350,000	—		350,000
		50,000	(b)
Long-term payable to parent	543,246	(527,461	)(d)	15,785	(15,785	)(d)	—
Stockholders’ equity:
Common stock	227	—		227	—		227
Additional paid-in capital	206,819	527,461	(d)	734,280	25,000	(d)	759,280
Retained earnings (deficit)	129,737	(340,800	)(e)	(211,063)	—		(211,063)

Total stockholders’ equity	336,783	186,661		523,444	25,000		548,444

Total liabilities and stockholders’ equity	$1,097,962	$9,200		$1,107,162	$—		$1,107,162

Shares issued and outstanding	22,728	—		22,728	—		22,728

See notes to unaudited pro forma consolidated condensed financial statements.

Chaparral Steel Company

Unaudited Pro Forma Consolidated Condensed Statement of Operations

For the Year Ended May 31, 2004

(in thousands, except per share amounts)

	Historical	Pro Forma Adjustments		Pro Forma
Net sales	$905,324	$—		$905,324
Costs and expenses (income)
Cost of products sold	842,228	—		842,228
Selling, general and administrative	30,173	—		30,173	(j)
Interest	49,597	(49,597 34,085	)(f) (g)	34,085
Other income	(7,677)	—		(7,677)

	914,321	(15,512)		898,809

Income before income taxes and accounting change	(8,997)	15,512		6,515
Income taxes (benefit)	(3,199)	5,429	(h)	2,230

Income (loss) before accounting change	$(5,798)	$10,083		$4,285

Share information:
Income (loss) before accounting change per share (i):
Basic	$(0.26)			$0.19

Diluted	$(0.26)			$0.19

Weighted average shares outstanding (i):
Basic	22,728			22,728

Diluted	22,728			22,972

See notes to unaudited pro forma consolidated condensed financial statements.

Chaparral Steel Company

Unaudited Pro Forma Consolidated Condensed Statement of Operations

For the Nine Months Ended February 29, 2004

(in thousands, except per share amounts)

	Historical	Pro Forma Adjustments		Pro Forma
Net sales	$597,507	$—		$597,507
Costs and expenses (income)
Cost of products sold	588,129	—		588,129
Selling, general and administrative	21,447	—		21,447 (j)
Interest	37,137	(37,137	)(f)	25,564
		25,564	(g)
Other income	(5,133)	—		(5,133)

	641,580	(11,573)		630,007

Income (loss) before income taxes and accounting change	(44,073)	11,573		(32,500)
Income taxes	(15,716)	4,051	(h)	(11,665)

Income (loss) before accounting change	$(28,357)	$7,522		$(20,835)

Share information:
Income (loss) before accounting change per share (i):
Basic	$(1.25)			$(.92)

Diluted	$(1.25)			$(.92)

Weighted average shares outstanding (i):
Basic	22,728			22,728

Diluted	22,728			22,728

See notes to unaudited pro forma consolidated condensed financial statements.

Chaparral Steel Company

Unaudited Pro Forma Consolidated Condensed Statement of Operations

For the Nine Months Ended February 28, 2005

(in thousands, except per share amounts)

	Historical	Pro Forma Adjustments		Pro Forma
Net sales	$799,019	$—		$799,019
Costs and expenses (income)
Cost of products sold	647,976	—		647,976
Selling, general and administrative	21,159	—		21,159	(j)
Interest	36,101	(36,101 25,564	)(f) (g)	25,564
Other income	(3,751)	—		(3,751)

	701,485	(10,537)		690,948

Income before income taxes and accounting change	97,534	10,537		108,071
Income taxes	34,151	3,688	(h)	37,839

Income before accounting change	$63,383	$6,849		$70,232

Share information:
Income before accounting change per share (i):
Basic	$2.79			$3.09

Diluted	$2.79			$3.02

Weighted average shares outstanding (i):
Basic	22,728			22,728

Diluted	22,728			23,224

See notes to unaudited pro forma consolidated condensed financial statements.

Chaparral Steel Company

Notes to Unaudited Pro Forma Consolidated Condensed Financial Statements

The unaudited pro forma consolidated condensed balance sheet includes the following adjustments as of February 28, 2005:

(a)	Reflects gross proceeds from the issuance of $300 million of the notes offered hereby.

(b)	Reflects borrowings of $50 million under the $150 million senior secured revolving credit facility as described in “Description of Certain Indebtedness —New Senior Secured Revolving Credit Facility”. We also expect to initially issue letters of credit under this facility.

(c)	Reflects discount to the initial purchasers and other estimated expenses associated with our new debt facilities described in (a) and (b).

(d)	Reflects contribution of TXI intercompany accounts to our capital.

(e)	Reflects dividend to TXI of $340.8 million.

The accompanying pro forma consolidated condensed statements of operations reflect the following pro forma adjustments:

(f)	Reflects the elimination of the historical interest expense relating to the long-term payable to TXI. A portion of the outstanding balance due to TXI will be contributed to our capital as of the date of the financings and any amount remaining at the time of the spin-off will be contributed to our capital as of the distribution date.

(g)	Reflects the estimated annual interest expense including amortization of estimated debt costs. Interest expense was calculated at a LIBOR-based floating interest rate assumed to have been 4.94% per annum for all periods presented based on a $50 million advance under a five-year $150 million senior secured revolving credit facility and the issuance of $300 million aggregate principal amount of 10% senior notes due 2013. If the annual interest rate on the senior secured revolving credit facility were to change by 0.125% per annum, interest expense would change by approximately $62,500 for the year ended May 31, 2004 and $46,875 for each of the nine months ended February 28, 2005 and February 29, 2004. Amortization of estimated debt costs was calculated using the expected terms of the debt.

(h)	Reflects the estimated tax impact at statutory rates for pro forma adjustments described in notes (f) and (g).

(i)	Pro forma basic and diluted income (loss) before accounting change per share are computed as if the shares of our common stock were issued and outstanding for the periods presented. Diluted net earnings per share assumes the dilutive effect from outstanding stock options and stock awards held by Chaparral employees.

(j)	The pro forma statements of operations exclude estimated incremental selling and administrative expenses we expect to incur to operate as an independent public company.